EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 7, 2008, accompanying the consolidated financial statements of ICC Worldwide, Inc and Subsidiaries included in the Annual Report of ICC Worldwide, Inc. on Form 10-KSB for the nine month period ended September 30, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 filed on January 13, 2006.

/s/Holtz Rubenstein Reminick LLP
Holtz Rubenstein Reminick LLP
New York, New York
February 11, 2008